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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): November 20, 2003



                                 THE KNOT, INC.
             (Exact name of registrant as specified in its charter)

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

                 Delaware                                          13-3895178
(State or other jurisdiction of incorporation)      (I.R.S. Employer Identification Number)


                                     0-28271
                            (Commission File Number)


   462 Broadway, 6th Floor, New York, New York                     10013
    (Address of Principal Executive Offices)                     (Zip Code)


                                 (212) 219-8555
              (Registrant's telephone number, including area code)


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 Item 5. Other Events and Regulation FD Disclosure.

         On November 20, 2003, The Knot, Inc. announced that the private placement of 2,800,000 newly-issued shares of common stock to institutional investors has been fully funded for gross proceeds of $10.5 million, before placement fees and offering expenses. The Knot had announced on November 19, 2003 that it had entered into definitive agreements relating to this private placement. The shares were priced at $3.75 per share. The Knot intends to use the net proceeds from this private placement for general corporate purposes, including potential acquisitions of, or investments in, businesses, technologies or products that are complementary to its business.

         The shares of common stock have not been registered under the Securities Act of 1933 and may not be subsequently offered or sold by the investors in the United States absent registration or an applicable exemption from the registration requirements. The Knot has agreed to file a registration statement covering resales of the common stock by investors.

         A copy of The Knot's press release announcing the completion of the private placement is attached as Exhibit 99.1 hereto and is incorporated by reference into this report.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits.

                  99.1     Press Release dated November 20, 2003.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  THE KNOT, INC.
                                                  (Registrant)
Date: November 20, 2003

                                                  By: /s/ Richard Szefc
                                                      --------------------
                                                      Richard Szefc
                                                      Chief Financial Officer





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                                  EXHIBIT INDEX


Exhibit
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99.1     Press Release dated November 20, 2003.